Exhibit 99.2

                        [Letterhead of Triton Group Ltd.]

FOR IMMEDIATE RELEASE

April 15, 1997

CONTACT: Russell R. MacDonnell
         President & CEO

         David Heidecorn
         Executive Vice President and
         Chief Financial Officer

         (203) 795-9000

         TRITON GROUP LTD. COMPLETES MERGER WITH ALARMGUARD AND CHANGES
                     ITS NAME TO "ALARMGUARD HOLDINGS INC."

      Orange, Connecticut - Triton Group Ltd. today announced that it has completed the previously announced merger with Security Systems Holdings, Inc. ("SSH"), the Orange, Connecticut-based parent of Alarmguard, Inc. ("Alarmguard"). As part of the merger, Triton changed its name to "Alarmguard Holdings, Inc." The common stock of the Company will continue to trade on the American Stock Exchange under the symbol "AGD". Alarmguard Holdings will have a December 31 fiscal year end.

      Immediately prior to the merger, Triton effected a previously announced one-for-ten reverse stock split. Under the merger, approximately 2.9 million shares of common stock were issued to stockholders of SSH such that the ownership of Alarmguard Holdings is divided 43% to the former Triton stockholders and 57% to the stockholders of SSH.

      The management of SSH will continue as the management of Alarmguard Holdings and the Alarmguard Holdings Board of Directors will consist of five representatives of SSH and two representatives of Triton.

      Alarmguard is one of the country's largest providers of electronic security systems monitoring over 50,000 residential and commercial security systems in its 24 hour monitoring and call center located in Orange, Connecticut. Alarmguard sells, installs and services its customers through its own branch and dealer network offering a full range of security systems to residential and commercial customers which are principally located in the eastern United States.
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      For the twelve months ended December 31, 1996, Alarmguard had revenues of
$24.1 million, adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA") of $4.4 million and monthly recurring revenue ("MRR") of approximately $1.4 million. (MRR represents monthly recurring service payments from subscribers.) Alarmguard had total debt of approximately $39.7 million at December 31, 1996. Triton had cash in excess of $15 million at closing.

      Concurrent with the closing of the merger, Alarmguard entered into a $60 million senior secured revolving credit facility led by the Bank of Boston and completed a refinancing of approximately $4.6 million of subordinated indebtedness.

      Russell R. MacDonnell, Chairman and CEO of Alarmguard Holdings, Inc. commented that "the merger with Triton and our emergence as a public company is a key step in our business plan to continue to consolidate competitors in our markets and add new subscribers through internal growth. At the end of April, we plan to complete the acquisition of a Connecticut-based alarm monitoring company with approximately $400,000 of MRR and over 9,000 subscribers. We are actively seeking other acquisition or merger candidates that will help build our presence in each of our local markets."

      Commenting on the merger, Michael M. Earley, Triton's former CEO stated, "We are pleased to announce this exciting transaction. Alarmguard represents the investment of the Triton entity and assets in a growing, consolidating business led by seasoned and successful management. While this is the culmination of our team's efforts over the last three years to bring value to our shareholders, we believe the prospects for all of Alarmguard's shareholders are very bright."

      Certain statements in this release that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of Alarmguard Holdings to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors are discussed under the caption "Risk Factors" in Triton's Registration Statement on Form S-4 (File No. 333-23307) filed with the Securities and Exchange Commission on March 14, 1997.